Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         I consent to the use in this Registration Statement on Ssptember 29, 2000 of Millenia Hope Inc., of my report dated January 21, 2000, appearing in the Prospectus which is part of this Registration Statement.

         I also consent to the reference to me under the heading "Experts" in such Prospectus.


                                                      By:  /s/ Mark Cohen
                                                           --------------
                                                            Mark Cohen C.P.A.


Hollywood, Florida
9/29/00